Exhibit 99.1

Editorial Contacts:
Joe Greenhalgh, Vice President, Investor Relations - USA (510) 713-4430
Krista Todd, Vice President, External Communications - USA (510) 713-5834
Ben Starkie, Corporate Communications - Europe +41-(0) 79-292-3499

Logitech Delivers Best Annual Retail Sales Growth in Five Years

FY 2016 Retail Sales Grow 9 Percent in Constant Currency and
Profitability Beats Expectations; FY 2017 Outlook Confirmed

NEWARK, Calif. - April 27, 2016 and LAUSANNE, Switzerland, April 28, 2016 - Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the fourth quarter and full year of Fiscal Year 2016.
Q4 closed a strong fiscal year with sales for the quarter reaching $431 million. Q4 retail sales (total sales excluding OEM and Lifesize) grew 6 percent in constant currency, GAAP operating income was $10 million and non-GAAP operating income was $22 million.
For the full Fiscal Year 2016, ended March 31, 2016:

•	Sales were $2.02 billion, up 1 percent compared to the previous fiscal year. Full-year retail sales were $1.95 billion and grew 9 percent in constant currency.

•	GAAP operating income was $129 million, with GAAP earnings per share (EPS) of $0.77, compared to $0.89 a year ago.

•	Non-GAAP operating income was $179 million, with non-GAAP EPS of $0.98, down from $1.10 a year ago.

•	Cash flow from operations was $183 million, and the Company returned $156 million to shareholders in the form of dividends and share repurchases.
“In FY 2016, we delivered our best annual retail sales growth in five years and better-than-expected profitability,” said Bracken Darrell, Logitech president and chief executive officer. “Sales in our Gaming category grew 23 percent, Mobile Speakers grew 37 percent and Video Collaboration grew 51 percent, all in constant currency. Together, our Mice and Keyboard categories also grew 6 percent in constant currency. This demonstrates our ability to innovate across a diverse portfolio - strong innovation that, when combined with disciplined cost management, drives profitable growth.
“Looking forward to Fiscal Year 2017, we now have a strong foundation upon which to build. We will continue to develop our balanced portfolio of businesses and brands to address a number of big and growing markets - Gaming, Home, Music, Video Collaboration and Creativity & Productivity. We look forward to delivering another year of fantastic new products and are optimistic for the solid growth and profitability they will generate.”
Outlook
Logitech confirmed its FY 2017 outlook of $185 million to $200 million in non-GAAP operating income and constant currency retail sales growth in the mid-single digits.
Prepared Remarks Available Online
Logitech has made its prepared written remarks for the financial results teleconference available online on the Logitech corporate website at http://ir.logitech.com.
Financial Results Teleconference and Webcast
Logitech will hold a financial results teleconference to discuss the results for Q4 and full-year FY 2016 on Thurs., April 28, 2016 at 8:30 a.m. Eastern Daylight Time and 2:30 p.m. Central European Summer Time. A live webcast of the call will be available on the Logitech corporate website at http://ir.logitech.com.
Continued Operations
Logitech separated its Lifesize division from the Company on Dec. 28, 2015. Except as otherwise noted, all of the results reported in this press release as well as comparisons between periods are focused on results from continuing operations and do not address the performance of Lifesize, which is now reported in the Company’s financial statements under discontinued operations or total Logitech including discontinued operations. For more information on the impact of the Lifesize separation on Logitech’s historical results, please refer to the Financial Reporting section of Logitech’s Financial History, available on the Logitech corporate website at http://ir.logitech.com.
Use of Non-GAAP Financial Information
To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures, which exclude share-based compensation expense, amortization of other intangible assets, restructuring charges (credits), investment impairment (recovery), benefit from (provision for) income taxes, one-time special charges and other items detailed under “Supplemental Financial Information” after the tables below. Logitech also presents percentage sales growth in constant currency, a non-GAAP measure, to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information, used together with the GAAP financial information, will help investors to evaluate its current period performance and trends in its business. With respect to the Company’s outlook for non-GAAP operating income, most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to the GAAP amounts has been provided for Fiscal Year 2017.
About Logitech

Logitech designs products that have an everyday place in people's lives, connecting them to the digital experiences they care about. Over 30 years ago Logitech started connecting people through computers, and now it’s designing products that bring people together through music, gaming, video and computing. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Find Logitech at www.logitech.com, the company blog or @Logitech.
# # #
This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation statements regarding: innovation, portfolio diversity, business and brand development, cost management, growth, profitability, market growth, new products, and outlook for Fiscal Year 2017 operating income and sales growth. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; the demand of our customers and our consumers for our products and our ability to accurately forecast it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; if we do not successfully execute on our growth opportunities in our new product categories or our growth opportunities are more limited than we expect; if sales of PC peripherals are less than we expect; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if our products and marketing strategies fail to separate our products from competitors’ products; if we do not fully realize our goals to lower our costs and improve our operating leverage; if there is a deterioration of business and economic conditions in one or more of our sales regions or product categories, or significant fluctuations in exchange rates. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2015, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Note that unless noted otherwise, comparisons are year over year.

2016 Logitech, Logicool, Logi and other Logitech marks are owned by Logitech and may be registered. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s website at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.
(In thousands, except per share amounts) - Unaudited

	Three Months Ended		Fiscal Years Ended
	March 31		March 31
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS	2016	2015	2016	2015

Net sales	$430,841	$442,283	$2,018,100	$2,004,908
Cost of goods sold	288,741	300,609	1,337,053	1,299,451
Gross profit	142,100	141,674	681,047	705,457

Operating expenses:
Marketing and selling	77,091	75,646	319,015	321,749
Research and development	27,288	28,297	113,624	108,306
General and administrative	23,582	29,233	101,548	125,995
Restructuring charges (credits), net	3,784	(4,742)	17,802	(4,777)
Total operating expenses	131,745	128,434	551,989	551,273
Operating income	10,355	13,240	129,058	154,184
Interest income, net	241	373	790	1,197
Other income (expense), net	2,518	1,404	1,624	(2,298)
Income from continuing operations before income taxes	13,114	15,017	131,472	153,083
Provision for (benefit from) income taxes	(3,896)	(3,801)	3,110	4,654
Net income from continuing operations	17,010	18,818	128,362	148,429
Gain (loss) from discontinued operations, net of taxes	11,687	(128,085)	(9,045)	(139,146)
Net income (loss)	$28,697	$(109,267)	$119,317	$9,283

Net income (loss) per share - basic:
Continuing operations	$0.10	$0.11	$0.79	$0.91
Discontinued operations	$0.08	$(0.77)	$(0.06)	$(0.85)
Net income (loss) per share - basic	$0.18	$(0.66)	$0.73	$0.06

Net income (loss) per share - diluted:
Continuing operations	$0.10	$0.11	$0.77	$0.89
Discontinued operations	$0.07	$(0.77)	$(0.05)	$(0.83)
Net income (loss) per share - diluted	$0.17	$(0.66)	$0.72	$0.06

Weighted average shares used to compute net income (loss) per share:
Basic	162,671	164,319	163,296	163,536
Diluted	165,365	166,424	165,792	166,174

Cash dividends per share	$—	$—	$0.53	$0.27

LOGITECH INTERNATIONAL S.A.
(In thousands) - Unaudited

	March 31	March 31
CONSOLIDATED BALANCE SHEETS	2016	2015

Current assets:
Cash and cash equivalents	$519,195	$533,380
Accounts receivable, net	142,778	167,196
Inventories	228,786	255,980
Other current assets	35,488	63,362
Current assets of discontinued operations	—	32,102
Total current assets	926,247	1,052,020
Non-current assets:
Property, plant and equipment, net	92,860	86,478
Goodwill	218,224	218,213
Other assets	86,816	62,333
Long-term assets of discontinued operations	—	7,636
Total assets	$1,324,147	$1,426,680

Current liabilities:
Accounts payable	$241,166	$292,797
Accrued and other current liabilities	173,764	163,344
Current liabilities of discontinued operations	—	38,766
Total current liabilities	414,930	494,907
Non-current liabilities:
Income taxes payable	59,734	72,107
Other non-current liabilities	89,535	91,195
Long-term liabilities of discontinued operations	—	10,337
Total liabilities	564,199	668,546

Shareholders' equity:
Registered shares, CHF 0.25 par value:	30,148	30,148
Issued and authorized shares—173,106 at March 31, 2016 and 2015
Conditionally authorized shares—50,000 at March 31, 2016 and 2015
Additional paid-in capital	6,616	—
Less shares in treasury, at cost—10,697 at March 31, 2016 and 8,625 at March 31, 2015	(128,407)	(88,951)
Retained earnings	963,576	930,174
Accumulated other comprehensive loss	(111,985)	(113,237)
Total shareholders' equity	759,948	758,134
Total liabilities and shareholders' equity	$1,324,147	$1,426,680

LOGITECH INTERNATIONAL S.A.
(In thousands) - Unaudited
	Three Months Ended		Fiscal Years Ended
	March 31		March 31
CONSOLIDATED STATEMENTS OF CASH FLOWS *	2016	2015	2016	2015

Operating activities:
Net income (loss)	$28,697	$(109,267)	$119,317	$9,283
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	14,224	11,745	51,108	41,304
Amortization of other intangible assets	349	737	1,885	8,361
Share-based compensation expense	7,476	5,779	27,351	25,825
Impairment of goodwill and other assets	—	122,734	—	122,734
Investment impairment	—	39	—	2,298
Gain on equity method investments	(645)	—	(469)	—
Gain on disposal of property, plant and equipment	—	—	—	(44)
Net gain on divestiture of discontinued operations	(13,684)	—	(13,684)	—
Excess tax benefits from share-based compensation	—	(298)	(2,084)	(2,831)
Deferred income taxes	3,690	5,391	6,604	2,240
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	141,327	123,008	25,513	(8,018)
Inventories	13,900	(30,339)	31,966	(60,510)
Other assets	7,354	2,308	(1,975)	(4,284)
Accounts payable	(126,867)	(50,897)	(58,104)	60,413
Accrued and other liabilities	(43,561)	(39,366)	(4,317)	(18,139)
Net cash provided by operating activities	32,260	41,574	183,111	178,632

Investing activities:
Purchases of property, plant and equipment	(6,172)	(10,476)	(56,615)	(45,253)
Investment in privately held companies	(320)	—	(2,419)	(2,550)
Payments for divestiture of discontinued operations	(1,395)	—	(1,395)	—
Acquisitions, net of cash acquired	—	(926)	—	(926)
Changes in restricted cash and cash equivalents, net	(715)	—	(715)	—
Purchase of trading investments	(5,224)	(1,571)	(9,619)	(5,034)
Proceeds from sales of trading investments	5,405	1,618	10,073	5,474
Net cash used in investing activities	(8,421)	(11,355)	(60,690)	(48,289)

Financing activities:
Payment of cash dividends	—	—	(85,915)	(43,767)
Contingent consideration related to prior acquisition	—	—	—	(100)
Purchases of treasury shares	(21,556)	(1,663)	(70,358)	(1,663)
Repurchase of ESPP awards	—	—	—	(1,078)
Proceeds from sales of shares upon exercise of options and purchase rights	7,205	1,672	19,767	4,138
Tax withholdings related to net share settlements of restricted stock units	(1,890)	(1,759)	(7,247)	(9,215)
Excess tax benefits from share-based compensation	—	298	2,084	2,831
Net cash used in financing activities	(16,241)	(1,452)	(141,669)	(48,854)

Effect of exchange rate changes on cash and cash equivalents	2,610	(8,342)	1,405	(13,863)
Net increase (decrease) in cash and cash equivalents	10,208	20,425	(17,843)	67,626
Cash and cash equivalents, beginning of the period	508,987	516,613	537,038	469,412
Cash and cash equivalents, end of the period	$519,195	$537,038	$519,195	$537,038
______________
*Statements of consolidated cash flows include discontinued operations

LOGITECH INTERNATIONAL S.A.
(In thousands) - Unaudited

NET SALES	Three Months Ended			Fiscal Years Ended
	March 31			March 31
SUPPLEMENTAL FINANCIAL INFORMATION	2016	2015	Change	2016	2015	Change

Net sales by channel:
Retail	$430,841	$416,144	4%	$1,947,059	$1,887,446	3%
OEM	—	26,139	(100)	71,041	117,462	(40)
Total net sales	$430,841	$442,283	(3)	$2,018,100	$2,004,908	1

Net retail sales by product category:
Mobile Speakers	$23,543	$38,406	(39)	$229,718	$178,038	29
Gaming	56,102	47,341	19	245,101	211,911	16
Video Collaboration	21,862	16,248	35	89,322	62,215	44
Tablet & Other Accessories	30,664	26,021	18	103,886	140,994	(26)
Pointing Devices	111,179	104,686	6	492,543	487,210	1
Keyboards & Combos	105,732	100,900	5	430,190	426,117	1
Audio-PC & Wearables	46,672	51,015	(9)	196,013	213,496	(8)
PC Webcams	23,952	19,225	25	98,641	96,680	2
Home Control	10,527	11,836	(11)	59,075	68,060	(13)
Other (*)	608	466	30	2,570	2,725	(6)
Total net retail sales	$430,841	$416,144	4	$1,947,059	$1,887,446	3
__________________

* Other category Includes products that we currently intend to transition out of, or have already transitioned out of, because they are no longer strategic to our business.

LOGITECH INTERNATIONAL S.A.
(In thousands, except per share amounts) - Unaudited

GAAP TO NON GAAP RECONCILIATION (A)	Three Months Ended		Fiscal Years Ended
	March 31		March 31
SUPPLEMENTAL FINANCIAL INFORMATION	2016	2015	2016	2015

Gross profit - GAAP	$142,100	$141,674	$681,047	$705,457
Share-based compensation expense	692	749	2,340	2,474
Gross profit - Non-GAAP	$142,792	$142,423	$683,387	$707,931

Gross margin - GAAP	33.0%	32.0%	33.7%	35.2%
Gross margin - Non-GAAP	33.1%	32.2%	33.9%	35.3%

Operating expenses - GAAP	$131,745	$128,434	$551,989	$551,273
Less: Share-based compensation expense	7,036	4,713	24,672	21,717
Less: Amortization of other intangible assets	1	166	448	763
Less: Restructuring charges (credits), net	3,784	(4,742)	17,802	(4,777)
Less: One time special charge	555	4,213	4,676	23,737
Operating expenses - Non-GAAP	$120,369	$124,084	$504,391	$509,833

% of net sales - GAAP	30.6%	29.0%	27.4%	27.5%
% of net sales - Non - GAAP	27.9%	28.1%	25.0%	25.4%

Operating income - GAAP	$10,355	$13,240	$129,058	$154,184
Share-based compensation expense	7,728	5,462	27,012	24,191
Amortization of other intangible assets	1	166	448	763
Restructuring charges (credits), net	3,784	(4,742)	17,802	(4,777)
One time special charge	555	4,213	4,676	23,737
Operating income - Non - GAAP	$22,423	$18,339	$178,996	$198,098

% of net sales - GAAP	2.4%	3.0%	6.4%	7.7%
% of net sales - Non - GAAP	5.2%	4.1%	8.9%	9.9%

Net income from continuing operations - GAAP	$17,010	$18,818	$128,362	$148,429
Share-based compensation expense	7,728	5,462	27,012	24,191
Amortization of other intangible assets	1	166	448	763
Restructuring charges (credits), net	3,784	(4,742)	17,802	(4,777)
One time special charge	555	4,213	4,676	23,737
Investment impairment	(645)	39	(469)	2,298
Provision for income taxes	(5,452)	(5,534)	(15,413)	(12,468)
Net income from continuing operations - Non - GAAP	$22,981	$18,422	$162,418	$182,173

Net income from continuing operations per share:
Diluted - GAAP	$0.10	$0.11	$0.77	$0.89
Diluted - Non - GAAP	$0.14	$0.11	$0.98	$1.10

Shares used to compute net income per share:
Diluted - GAAP and Non - GAAP	165,365	166,424	165,792	166,174

LOGITECH INTERNATIONAL S.A.
(In thousands) - Unaudited

SHARE-BASED COMPENSATION EXPENSE	Three Months Ended		Fiscal Years Ended
	March 31		March 31
SUPPLEMENTAL FINANCIAL INFORMATION	2016	2015	2016	2015

Share-based Compensation Expense
Cost of goods sold	$692	$749	$2,340	$2,474
Marketing and selling	2,728	1,911	9,273	8,570
Research and Development	872	601	3,046	2,381
General and administrative	3,436	2,201	12,353	10,766
Restructuring	—	—	7	—
Income tax benefit	(2,354)	(529)	(6,297)	(4,814)
Total share-based compensation expense, net of income taxes	$5,374	$4,933	$20,722	$19,377
__________________

(A) Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the quarter and year ended March 31, 2016, we excluded items in the following general categories, each of which are described below:

Share-based compensation expenses. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of other intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our operating expenses and financial results from period to period.

Restructuring charges (credits). These expenses are associated with re-aligning our business strategies based on current economic conditions. We have undertaken several restructurings in recent years. In connection with our restructuring initiatives, we incurred restructuring charges related to employee terminations, facility closures and early cancellation of certain contracts. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges are not reflective of our ongoing operating results in the current period.

Investment impairment (recovery). We incur investment impairment and recovery, primarily related to our investments in various privately-held companies. The investment impairment or recovery varies depending on the operational and financial performance of the privately-held companies we invested in. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges are not reflective of our ongoing operations.

One-time special charges:  costs related to investigations and related expenses, and business acquisitions.  These expenses are forensic accounting, audit, consulting and legal fees related to the Audit Committee’s investigation and the formal investigation by and settlement with the Securities and Exchange Commission (SEC), together with accruals based on settlement with the SEC, and related to business acquisitions. We believe that providing the non-GAAP measures excluding these charges, as well as the GAAP measures, assists our investors because such charges are one-time in nature and not reflective of our ongoing operations.

Other charges. We provided non-GAAP measures excluding the effect of certain charges and income that are not reflective of our ongoing operations.

In addition, Logitech presents percentage sales growth in constant currency, a non-GAAP measure, to show performance unaffected by fluctuations in currency exchange rates.  Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Sales for the three months ended March 31, 2016 compared to sales for the three months ended March 31, 2015 decreased 1 percent in constant currency and decreased 3 percent in U.S. Dollars. Retail sales for the three months ended March 31, 2016 compared to retail sales for the three months ended March 31, 2015 grew 6 percent in constant currency and grew 4 percent in U.S. Dollars. Retail sales for the year ended March 31, 2016 compared to retail sales for year ended March 31, 2015 grew 9 percent in constant currency and grew 3 percent in U.S. Dollars. Sales in our Gaming, Mobile Speakers and Video Collaboration category for the year ended March 31, 2016 compared to the sales for those categories for the year ended March 31, 2015 grew 23 percent, 37 percent and 51 percent, respectively, in constant currency and grew 16 percent, 29 percent and 44 percent, respectively, in U.S. Dollars. Sales for the combined Mice and Keyboard categories for the year ended March 31, 2016 compared to sales for those combined categories for the year ended March 31, 2015 grew 6 percent in constant currency and grew 1 percent in U.S. Dollars.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.